Exhibit 10.2

SETTLEMENT AGREEMENT AND
MUTUAL RELEASE

This settlement agreement and mutual release (this “Agreement” or “Mutual Release”) entered into on July 18, 2008, is by and between Acies Corporation, a Nevada Corporation, which has an address of 14 Wall Street, Suite 1620, New York, New York 10005 (“Acies”) and Pinnacle Three Corporation, which has an address of 1445 Windjammer Way, Hollywood, Florida 33160 (“Pinnacle”), collectively referred to as the “Parties.”

1.	Facts.

1.1
Acies sold an 8% Convertible Promissory Note to Pinnacle in the amount of $450,000 on or about June 5, 2008 (the “Note”) which Note was convertible into  shares of Acies common stock at the rate of one share for each $0.02 outstanding under the Note, a copy of which Note is attached hereto as Exhibit A.

1.2
Pinnacle provided notice to Acies of its intention to convert the Note and accrued interest thereon in the amount of $300 into 22,515,000 restricted shares of Acies common stock on June 6, 2008 (the “Shares”), which notice is attached hereto as Exhibit B.

1.3
Acies failed to deliver the Shares to Pinnacle, as its independent Directors were conducting a review of the issues surrounding the sale of the Note, and on June 23, 2008, Pinnacle notified Acies of its default in delivering such Shares (the “Default”).

1.4
Acies now desires to issue the Shares to Pinnacle and the Parties wish to enter into this Mutual Release to settle any disputes that Pinnacle may have regarding the Note, the Shares and the Default (the “Disputes”).

2.	Settlement.

2.1
Pinnacle agrees that in consideration for Acies (a) issuing the Shares to Pinnacle within five (5) business days of the date of this Agreement; and (b) agreeing that the Disputes are settled, that Pinnacle agrees to the terms and conditions of Section 3.1 below (the “Acies Consideration”).

2.2
Acies agrees that in consideration for Pinnacle (a) waiving any default which may have occurred in connection with the issuance of the Shares, including but not limited to the Default; (b) agreeing that, assuming the issuance of the Shares as provided above, the Note will be satisfied in full, and Acies will have no further liability to Pinnacle whatsoever in connection with the Note, the interest thereon, the Shares or the Default; and (c) agreeing that the Disputes are settled and the Note has been paid in full, that Acies agrees to the terms and conditions of Section 3.2 below (the “Pinnacle Consideration”).

	2.3	Pinnacle agrees that it will receive valid consideration from the Acies Consideration.

	2.4	Acies agrees that it will receive valid consideration from the Pinnacle Consideration.

3.	Mutual Release.

3.1
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, Pinnacle, for itself, its officers, its directors, its agents, servants, representatives, successors, employees and assigns, to the extent legally allowed, hereby covenants and agrees as follows:

3.1.1
That Pinnacle hereby releases, acquits and forever discharges Acies, its current and former agents, officers, directors, servants, attorneys, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, arising from or relating to the Disputes, the Shares, the Default and the Note, for or by reason of any matter, cause or thing whatsoever.

3.2
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, Acies, for itself, its officers, its directors and its agents, servants, representatives, successors, attorneys, employees and assigns to the extent legally allowed, hereby covenants and agrees as follows:

3.2.1
Acies hereby releases, acquits and forever discharges Pinnacle, and its agents, officers, directors, servants, representatives, attorneys, successors, and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, arising from or relating to the Disputes, the Shares, the Default and the Note, for or by reason of any matter, cause or thing whatsoever.

4.	Representations of Pinnacle.

4.1
Pinnacle recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (“Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares are registered under the Act or unless an exemption from registration is available.  Pinnacle may not sell the Shares without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

4.2
Pinnacle is acquiring the Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Shares.

4.3
Pinnacle acknowledges that it is an “Accredited Investor” because it meets one of the following items: is a natural person who has an individual net worth, or joint net worth with  that person's spouse of more than $1,000,000; or is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or is a bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or is an insurance company as defined in Section 2(13) of the 1933 Act; or is an investment company registered under the Investment Company Act of 1940; or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or is a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a "plan fiduciary" (as defined in Section 3(21) of such act) which is either a bank, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directive plan, its investment decisions are made solely by persons that are accredited investors; or is a "private business development company" as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as defined in the rules and regulations of the 1933 Act; or is an entity in which all of the equity owners fall within one of the categories set forth above; or is otherwise an Accredited Investor as defined in Section 501 of Regulation D as adopted by the Securities and Exchange Commission.

4.4
Pinnacle has such knowledge and experience in financial and business matters that Pinnacle is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a Purchaser Representative in evaluating the merits and risks of an investment in the Shares.

4.5
Pinnacle recognizes that an investment in the Company is a speculative venture and that the total amount of funds tendered to purchase the Shares is placed at the risk of the business and may be completely lost.  The purchase of Shares as an investment involves special risks.

4.6
Pinnacle realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be purchased unless Pinnacle has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and Pinnacle can provide for current needs and possible personal contingencies.

4.7
Pinnacle confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment.  Pinnacle also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment.

4.8
Pinnacle hereby agrees that the securities being purchased by it and any agreement or certificate evidencing such securities shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act.  The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

4.9
Pinnacle agrees that due to its purchase of the Shares, Pinnacle will become subject to the reporting requirements of Section 16 as well as other Sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pinnacle agrees to promptly file with the Securities and Exchange Commission any and all Exchange Act filings relating to Purchaser’s ownership of the Shares.

5.	Miscellaneous.

5.1
Termination of All Previous Agreements.  All previous agreements among the Parties, if any, and any and all related agreements and obligations are hereby terminated without further rights, obligations or liabilities of any Party thereunder.

5.2	No Other Cause of Action. The Parties are not aware of any claims not being released herein against them.

5.3
Capacity and Authorization.  The Parties to this Mutual Release further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.  Each individual signing this Mutual Release warrants and represents that he or she has the full authority and is duly authorized and empowered to execute this Mutual Release on behalf of the Party for which he or she signs.

5.4
Assignments.  Pinnacle represents that it has not assigned, in whole or in part, any claims, demands and/or causes of action against Acies to any person or entity prior to its execution of this Mutual Release.  Acies represents that it has not assigned, in whole or in part, any claim, demand and/or causes of action against Pinnacle to any person or entity prior to its execution of this Mutual Release.

5.5
Binding Effect.  This Mutual Release shall be binding on and inure to the benefit of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

5.6	Modification. No modification or amendment of this Mutual Release shall be effective unless such modification or amendment shall be in writing and signed by all Parties hereto.

5.7
No Admission of Liability.  Each Party acknowledges and agrees that this Mutual Release is a compromise of disputed claims and neither this Mutual Release, nor any consideration provided pursuant to this Mutual Release, shall be taken or construed to be an admission or concession by either Pinnacle or Acies of any kind with respect to any fact, liability, or fault.

5.8
Entire Agreement.  This Mutual Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

5.9.
Interpretation.  The interpretation, construction and performance of this Mutual Release shall be governed by the laws of the State of Florida.  Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.

5.10.	Faxed Signatures. For purposes of this Mutual Release a faxed signature shall constitute an original signature.

5.11.
Execution.  This Mutual Release may be executed in several counterparts, each of which shall be deemed an original, and such counterparts taken together shall constitute but one and the same Mutual Release.  A photocopy of this Mutual Release shall be effective as an original for all purposes.

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Mutual Release as of the date first written above.

Pinnacle Three Corporation	Acies Corporation

By: /s/ Leon Goldstein	/s/ Oleg Firer
Its: President	Oleg Firer
Printed Name: Leon Goldstein	Chief Executive Officer